UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2015

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LendingClub Corporation (the “Company”) previously disclosed in a Form 8-K filed on August 4, 2015, that Chaomei Chen will retire from her role as Chief Risk Officer effective December 31, 2015. In connection with Ms. Chen’s retirement, and in consideration of the work done by Ms. Chen during her time with the Company, including the transitioning of her responsibilities, on October 27, 2015, the Compensation Committee of the Company’s Board of Directors approved the payment of Ms. Chen’s 2015 cash bonus and agreed to accelerate the vesting of stock options to purchase 40,832 shares of common stock, which represents six months of accelerated vesting, at a weighted average exercise price of $4.99. Ms. Chen’s bonus will be determined and paid, and her stock options will be accelerated on or about December 31, 2015.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: October 30, 2015	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)